                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 1998



                            Apogee Enterprises, Inc.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-6365

MINNESOTA                                                    41-0919654
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                               Identification No.)


                      7900 Xerxes Avenue South, Suite 1800
                        Minneapolis, Minnesota 55431-1159
                    (Address of principal executive offices)

                                 (612) 835-1874
              (Registrant's telephone number, including area code)
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Item 5.  Other Events

     On December 3, 1998, Apogee Enterprises, Inc. (the "Company") and CompuDyne Corporation (the "Purchaser") consummated the closing of the transactions contemplated by the stock purchase agreement dated November 10, 1998 (the "Purchase Agreement"). As a result of the closing, Purchaser acquired the Company's detention and security business through the purchase of the stock of Norment Industries, Inc. and Norshield Corporation, both wholly-owned subsidiaries of the Company. The purchase price paid by Purchaser to Apogee was $22.5 million for these companies, subject to certain post-closing adjustments.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

          2.1 Amendment No. 1 to Stock Purchase Agreement dated as of November 28, 1998 between Apogee Enterprises, Inc., Harmon. Ltd., and CompuDyne Corporation

          2.2 Closing Agreement among Apogee Enterprises, Inc. and CompuDyne Corporation

         99.1     Press Release dated December 3, 1998.
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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                       APOGEE ENTERPRISES, INC.



Date:  December 3, 1998                By: /s/ Russell Huffer
                                           -------------------------------
                                           Russell Huffer
                                           President and Chief Executive
                                           Officer



Date:  December 3, 1998                By: /s/ Robert G. Barbieri
                                           -------------------------------
                                           Robert G. Barbieri
                                           Vice President Finance and
                                           Chief Financial Officer
                                           (Principal Accounting Officer)